Exhibit 4.24

EXECUTION COPY

DATED as of September 14, 2007

CGEN MEDIA TECHNOLOGY COMPANY LIMITED

as Company

CGEN DIGITAL MEDIA COMPANY LIMITED

as Junior Creditor

MEDLEY OPPORTUNITY FUND, LTD.

as Lender

SUBORDINATION DEED

EXECUTION COPY

THIS SUBORDINATION DEED is dated September 14, 2007 and is made BETWEEN:

(1)	CGEN MEDIA TECHNOLOGY COMPANY LIMITED, a limited liability company incorporated under the laws of Hong Kong, having registration number 0875785, (the “Company”);

(2)	CGEN DIGITAL MEDIA COMPANY LIMITED, an exempted company incorporated under the laws of Cayman Islands with company number CR-145540, as junior creditor (the “Junior Creditor”); and

(3)	MEDLEY OPPORTUNITY FUND, LTD., a company incorporated under the laws of Cayman Islands (the “Lender”).

BACKGROUND:

(A)	The Company, the Junior Creditor and the Lender enter into this Deed in connection with the Credit Agreement (as defined below).

(B)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

1.	INTERPRETATION

1.1	Definitions

In this Deed:

Credit Agreement means the credit agreement dated September 7, 2007 between (among others) the Company, the Junior Creditor and the Lender, pursuant to which the Lender has agreed to concurrently herewith extend a secured term loan to the Company in the original principal amount of USD 30,000,000 (the “Loan”).

Junior Debt means any present or future liability (whether actual or contingent and whether owed on a joint and several basis, or in any capacity whatsoever), of the Company to the Junior Creditor, together with:

(a)	any permitted novation, deferral or extension of that liability;

(b)	any further advance which may be made under any agreement expressed to be supplemental to any document in respect of that liability, together with all related interest, fees and costs;

(c)	any claim for damages or restitution in the event of rescission of that liability or otherwise;

(d)	any claim flowing from any recovery by a payment or discharge in respect of that liability on grounds of preference or otherwise; and

(e)	any amount (such as post-insolvency interest) which would be included in any of the above but for its discharge, non-provability, unenforceability or non-allowability in any insolvency or other proceedings.

Junior Finance Document means any debt document and/or any other document, in each case, evidencing or recording the terms of any Junior Debt.

Party means a party to this Deed.

Secured Obligations means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Loan Party to the Lender under, pursuant or related to the Loan and/or any Loan Documents

Secured Obligations Discharge Date means the date on which all Secured Obligations have been unconditionally and irrevocably paid and discharged in full, as determined by the Lender (acting reasonably).

Subordination Period means the period beginning on the date of this Deed and ending on the Secured Obligations Discharge Date.

1.2	Construction

(a)	Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)	In this Deed the expressions “Company”, “Junior Creditor” and “Lender” shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

(c)	In this Deed references to “Clauses” and “Schedules” are to clauses of and schedules to this Deed. Clause headings and the table of contents are inserted for reference only and shall be ignored in construing this Deed.

(d)	In this Deed, unless the context requires otherwise, references to provisions of any law or regulation shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; references herein to gender or the neuter include both genders and the neuter; and references to this Deed or any other Loan Document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time.

(e)	In this Deed references to the singular include the plural and vice versa.

2.	UNDERTAKINGS

2.1	Ranking

(a)	Subject to the terms of this Deed, the Secured Obligations rank in priority to the Junior Debt.

(b)	The ranking in paragraph (a) above applies regardless of:

(i)	the order of registration, notice or execution of any document;

(ii)	when any Secured Obligation or Junior Debt is incurred;

(iii)	whether or when any person is obliged to advance any Secured Obligation or Junior Debt; or

(iv)	any fluctuation in the outstanding amount of, or any intermediate discharge of, any Secured Obligation or Junior Debt.

2.2	Undertakings of the Company

(a)	Except as provided in paragraph (b) below, during the Subordination Period the Company must not:

(i)	pay or repay, make or receive any distribution in respect of, any Junior Debt, whether in cash or kind from any source;

(ii)	allow any of its Subsidiaries to purchase or acquire any of the Junior Debt;

(iii)	allow any Junior Debt to be discharged;

(iv)	allow to exist or receive the benefit of any security interest, guarantee, indemnity or other assurance against loss in respect of any Junior Debt;

(v)	allow any Junior Debt to be evidenced by a negotiable instrument;

(vi)	allow any Junior Debt to be subordinated to any person other than in accordance with this Deed; or

(vii)	take or omit to take any action which might impair the priority or subordination achieved or intended to be achieved by this Deed.

(b)	Notwithstanding paragraph (a) above, the Company may:

(i)	do anything prohibited by paragraph (a) above if the Lender agrees; and

(ii)	make any payment expressly allowed under this Deed or the Credit Agreement.

2.3	Undertakings of Junior Creditor

(a)	Except as provided in paragraph (b) below, during the Subordination Period the Junior Creditor must not:

(i)	demand or receive payment of, or any distribution in respect or on account of, any Junior Debt, whether in cash or in kind from any source;

(ii)	allow any Junior Debt to be discharged whether by set-off or otherwise;

(iii)	allow to exist or receive the benefit of any security interest, guarantee, indemnity or other assurance against loss in respect of any Junior Debt;

(iv)	allow any Junior Debt to be evidenced by a negotiable instrument;

(v)	allow any Junior Debt to be subordinated to any other person otherwise than in accordance with this Deed; or

(vi)	take or omit to take any action which might impair the priority or subordination achieved or intended to be achieved by this Deed.

(b)	Notwithstanding paragraph (a) above, the Junior Creditor may:

(i)	do anything prohibited by paragraph (a) above if the Lender agrees; and

(ii)	receive any payment expressly allowed under this Deed.

2.4	Others

(a)	Any covenant of the Company or the Junior Creditor under this Deed remains in force during the Subordination Period.

(b)	If the Lender considers that an amount paid to the Lender under a Loan Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

3.	AMENDMENTS TO THE JUNIOR FINANCE DOCUMENTS

Neither the Company nor the Junior Creditor may amend, waive or release any term of the Junior Finance Documents, except for an amendment which:

(a)	is a procedural, administrative or other change; and

(b)	does not prejudice any Secured Obligations, the Lender or impair the subordination achieved or intended to be achieved by this Deed.

4.	TURNOVER OF NON-PERMITTED RECOVERIES

4.1	Non-permitted payment

If the Junior Creditor receives:

(a)	a payment or distribution in respect of any of the Junior Debt from the Company or any other source other than as allowed under this Deed; or

(b)	the proceeds of any enforcement of any security interest or any guarantee or other assurance against financial loss for any Junior Debt,

the Junior Creditor must hold the amount received by it (up to a maximum of an amount equal to the Secured Obligations) on trust for the Lender and immediately pay that amount (up to that maximum) to the Lender for application against the Secured Obligations.

4.2	Non-permitted discharge

If, for any reason, any of the Junior Debt is discharged in any manner other than as allowed under this Deed, the Junior Creditor must immediately pay an amount equal to the amount discharged to the Lender for application against the Secured Obligations.

5.	SUBORDINATION ON INSOLVENCY

5.1	Subordination events

If any bankruptcy, insolvency, liquidation, reorganization, moratorium or similar event occurs in respect of the Company, the Junior Debt will be subordinate in right of payment to the Secured Obligations.

5.2	Consequences of insolvency

If this Clause applies:

(a)	the Lender may:

(i)	claim, enforce and prove for any Junior Debt;

(ii)	file claims and proofs, give receipts and take any proceedings as the Lender considers reasonably necessary to recover that Junior Debt;

(iii)	do anything which the Lender sees fit to recover that Junior Debt; and

(iv)	receive all distributions on that Junior Debt (up to a maximum of an amount equal to the Secured Obligations) for application against the Secured Obligations;

(b)	if and to the extent that the Lender is not entitled to do anything mentioned in paragraph (a) above or does not wish to do so, the Junior Creditor must do so in good time and as requested by the Lender;

(c)	the Junior Creditor irrevocably authorises the Lender to take any action referred to in paragraph (a) above;

(d)	until the Secured Obligations Discharge Date, the Junior Creditor must:

(i)	hold all payments and distributions in cash or in kind (and the benefits thereof) received or receivable by it in respect of any Junior Debt from the Company or from any other source (up to a maximum of an amount equal to the Secured Obligations) on trust for the Lender;

(ii)	promptly pay and transfer any such payment or distribution to the Lender for application against the Secured Obligations; and

(iii)	direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Company or their proceeds to pay all payments and distributions on the Junior Debt (up to a maximum of an amount equal to the Secured Obligations) direct to the Lender.

5.3	Further assurance

The Junior Creditor must, at its own expense, take whatever action the Lender may require to give effect to this Clause.

6.	ENFORCEMENT BY JUNIOR CREDITOR

During the Subordination Period the Junior Creditor must not:

(a)	accelerate any of the Junior Debt or otherwise declare any of the Junior Debt prematurely due and payable;

(b)	enforce the Junior Debt by execution or otherwise;

(c)	initiate or support or take any steps with a view to:

(i)	any insolvency, liquidation, reorganisation, administration or dissolution proceedings; or

(ii)	any voluntary arrangement or assignment for the benefit of creditors; or

(iii)	any similar proceedings,

involving the Company, whether by petition, convening a meeting, voting for a resolution or otherwise;

(d)	bring or support any legal proceedings against the Company (or any of its subsidiaries); or

(e)	otherwise exercise any remedy for the recovery of the Junior Debt.

7.	CONSENTS

(a)	The Junior Creditor will not have any remedy against the Company or the Lender by reason of any transaction entered into between the Lender and the Company (including any Loan Document) which may conflict with or constitute a default under any Junior Finance Document.

(b)	Any waiver or consent granted by or on behalf of the Lender in respect of any Loan Document will also be deemed to have been given by the Junior Creditor, if any transaction or circumstances would, in the absence of that waiver or consent by the Junior Creditor conflict with a term of or constitute a default under any Junior Finance Document.

8.	REPRESENTATIONS

8.1	Representations

The representations set out in this Clause are made by the Junior Creditor to the Lender.

8.2	General

The representations and warranties contained in Section 5.01 of the Credit Agreement are true, complete and correct.

8.3	Junior Debt

(a)	It is the sole legal and beneficial owner of the Junior Debt and of the benefits of the Junior Finance Documents free from any security interest, option or subordination in favour of any person other than the Lender; and

(b)	The Junior Debt is not subject to any set-off, counterclaim or other defence.

8.4	Times for making representations

(a)	The representations set out in this Clause are made by the Junior Creditor on the date of this Deed.

(b)	Unless a representation is expressed to be given at a specific date, each representation is deemed to be repeated on each date during the Subordination Period.

(c)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

(d)	The Lender relied upon the representations by the Junior Creditor in entering into this Deed.

9.	PROTECTION OF SUBORDINATION

9.1	Continuing subordination

The subordination provisions in this Deed constitute a continuing subordination and will benefit the ultimate balance of all of the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part.

9.2	Waiver of defences

The subordination in this Deed and the obligations of the Junior Creditor under this Deed will not be affected by any act, omission, matter or thing (whether or not known to the Junior Creditor or the Lender) which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations. This includes:

(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment (however fundamental) of a Loan Document or any other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(h)	any insolvency or similar proceedings.

9.3	Immediate recourse

(a)	The Junior Creditor waives any right they may have of first requiring the Lender (or any trustee or other agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Deed.

(b)	This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

9.4	Appropriations

Until the Secured Obligations Discharge Date, the Lender may:

(a) (i)	refrain from applying or enforcing any other moneys, security or right held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts; or

(ii)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise),

without affecting the liability of the Junior Creditor under this Clause; and

(b)	hold in an interest-bearing suspense account any moneys or distributions received from the Junior Creditor under this Deed.

9.5	Non-competition

Until:

(a)	the Secured Obligations Discharge Date; or

(b)	the Lender otherwise directs,

the Junior Creditor will not under any circumstance:

(i)	be subrogated to any rights, security or moneys held, received or receivable by the Lender (or any trustee or other agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Junior Creditor’s liability under this Deed; or

(ii)	claim, rank, prove or vote as a creditor of any person or estate in competition with the Lender (or any trustee or other agent on its behalf); or

(iii)	receive, claim or have the benefit of any payment, distribution or security from or on account of any person.

9.6	Subrogation by Junior Creditor

If any Secured Obligations is paid out of any proceeds received in respect of or on account of the Junior Debt in accordance with this Deed, the Junior Creditor will to that extent be subrogated to the Secured Obligations so paid (and all securities and guarantees for those Secured Obligations) but not before the Secured Obligations Discharge Date.

10.	INFORMATION BY JUNIOR CREDITOR

10.1	Defaults

The Junior Creditor must notify the Lender of the occurrence of any event of default or potential event of default under the Junior Finance Documents promptly upon becoming aware of it.

10.2	Amount of Junior Debt

The Junior Creditor must on request by the Lender notify it of details of the amount of the Junior Debt.

11.	PRESERVATION OF JUNIOR DEBT

Notwithstanding any term of this Deed postponing, subordinating or preventing the payment of any of the Junior Debt:

(a)	that Junior Debt will, solely as between the Company and the Junior Creditor, remain owing or due and payable in accordance with the terms of the applicable Junior Finance Document; and

(b)	interest and default interest will accrue on missed payments accordingly.

12.	RESPONSIBILITY OF THE LENDER

12.1	Rights and responsibility of the Lender

The Lender will not be liable to the Junior Creditor for the manner of exercise of or for any non-exercise of its powers under this Deed or failure to collect or preserve the Junior Debt.

12.2	Indemnity

Each of the Junior Creditor and the Company must jointly and severally indemnify the Lender and every attorney appointed by it in respect of any loss or liability incurred by it in connection with any of its rights, powers and discretions under this Deed, unless that liability arises as a result of the Lender’s gross negligence or wilful misconduct.

12.3	Non-derogation

Nothing contained in this Deed in any manner affects the rights or remedies of the Lender under the Loan Documents.

13.	TREATMENT OF DISTRIBUTION

13.1	Non-cash distributions

If the Lender receives any distribution otherwise than in cash in respect of the Junior Debt from the Company or from any other source, the Secured Obligations will not be deemed reduced by the distribution until and except to the extent that the realisation proceeds are applied towards the Secured Obligations.

13.2	Transfer of distributions

Each of the Junior Creditor and the Company must do anything which the Lender may require as being necessary or desirable to transfer to the Lender all payments and distributions which must be made to or held in trust for the Lender, including endorsements and execution of formal transfers.

13.3	Currencies

(a)	All moneys received or held by the Lender under this Deed at any time on or after the enforcement of this Deed in a currency other than a currency in which the Secured Obligations is denominated may be sold for any one or more of the currencies in which the Secured Obligations is denominated and which the Lender considers necessary or desirable.

(b)	The Company must indemnify the Lender against any loss or liability incurred in relation to any sale. The Lender will have no liability to any Party in respect of any loss resulting from any fluctuation in exchange rates after any such sale.

14.	VOTING

During the Subordination Period:

(a)	the Lender may (and is irrevocably authorised to) exercise all powers of convening meetings, voting and representation in respect of the Junior Debt;

(b)	the Junior Creditor must provide all forms of proxy and of representation required for this purpose; and

(c)	if and to the extent that the Lender is not entitled to exercise a power conferred by the above, the Junior Creditor must:

(i)	exercise the power as the Lender directs; and

(ii)	not exercise it so as to impair in any respect the subordination created by this Deed.

15.	CHANGES TO THE PARTIES

The Lender may sell, assign, transfer, negotiate or grant participations (i) without the consent of the Company, to any of its Affiliates and (ii) with the prior written consent of the Company, to any other Person, in each case in all or part of the obligations of any member of the Company Group outstanding under this Deed; provided, however, that such obligations may not be transferred to any Person who, to the knowledge of the Lender, is a direct competitor of the Company Group at the relevant time. The Lender may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to any member of the Company Group. This Deed shall become effective when it shall have been executed by each party hereto and thereafter shall be binding upon and inure to the benefit of each party hereto and its respective successors and assigns, except that no member of the Company Group shall have the right to assign its or their rights hereunder or any interest herein without the prior written consent of the Lender.

16.	MISCELLANEOUS

16.1	Perpetuity

The perpetuity period for the trusts in this Deed is 80 years.

16.2	Reserved

16.3	Power of attorney

Each of the Junior Creditor and the Company, by way of security for the obligations of the Junior Creditor under this Deed irrevocably and severally appoints the Lender and any of its delegates or sub-delegates to be its attorney to take any action which the Junior Creditor or the Company is obliged to take under this Deed but has failed to take. Each of the Junior Creditor and the Company ratifies and confirms whatever any attorney does or purports to do under its appointment under this Subclause.

16.4	Set-off

The Lender may set off any matured obligation owed to it by the Junior Creditor under this Deed (to the extent beneficially owned by the Lender) against any obligation (whether or not matured) owed by the Lender to the Junior Creditor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

16.5	Default interest

(a)	If the Junior Creditor fails to pay any amount payable by it under this Deed to the Lender, it must, on demand by the Lender, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgement.

(b)	Interest on an overdue amount is payable at a rate equal to two per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount.

(c)	For the purpose of determining the relevant rate under paragraph (b) above, the Lender may (acting reasonably):

(i)	select successive periods of any duration of up to three months; and

(ii)	determine the appropriate rate fixing day for that period.

(d)	Interest (if unpaid) on an overdue amount will be compounded at the end of each period selected by the Lender under paragraph (c) above but will remain immediately due and payable.

(e)	Any interest accruing under this Subclause accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Lender determines is market practice.

16.6	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under this Deed will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

17.	NOTICES

17.1	In writing

(a)	Any communication in connection with this Deed must be in writing and, unless otherwise stated, may be given:

(i)	in person, by post or fax; or

(ii)	to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.

(b)	For the purpose of this Deed, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under this Deed must be given in writing.

17.2	Contact details

(a)	The contact details of the Junior Creditor for all notices in connection with this Deed are:

Address:	c/o CGEN Digital Media Network Co., Ltd.
Suite 3213-14, Tower B, City Center of Shanghai
No. 100 Zunyi Road, Shanghai, 200051
China
Attention:	Yi Sing Chan
Facsimile No.:	+86 21 6237 1918.

(b)	The contact details of the Company for all notices in connection with this Deed are:

Address:	c/o CGEN Digital Media Network Co., Ltd.
Suite 3213-14, Tower B, City Center of Shanghai
No. 100 Zunyi Road, Shanghai, 200051
China
Attention:	Yi Sing Chan
Facsimile No.:	+86 21 6237 1918.

(c)	The contact details of the Lender for all notices in connection with this Deed are:

Address:	Medley Opportunity Fund, Ltd. (Cayman)
c/o Medley Capital LLC
Investment Manager for Medley Opportunity Fund Ltd. (Cayman)
375 Park Avenue, Suite 3304
New York, NY 10152
U.S.A
Attention:	Andrew Fentress
Fax number:	+1 212-759-0091.

(d)	Any Party may change its contact details by giving five Business Days’ notice to the Lender or (in the case of the Lender) to the other Parties.

(e)	Where a Party nominates a particular department or officer to receive a notice, a notice will not be effective if it fails to specify that department or officer.

17.3	Effectiveness

(a)	Except as provided below, any notice in connection with this Deed will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	if by fax, when received in legible form; and

(iv)	if by e-mail or any other electronic communication, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A notice to the Lender will only be effective on actual receipt by it.

18.	LANGUAGE

Any notice given in connection with this Deed must be in English.

19.	SEVERABILITY

If a term of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Deed; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other term of this Deed.

20.	WAIVERS AND REMEDIES CUMULATIVE

The rights of the Lender under this Deed:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

21.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

22.	GOVERNING LAW

This Deed is governed by Hong Kong law.

23.	ENFORCEMENT

23.1	Jurisdiction

(a)	The Hong Kong courts have exclusive jurisdiction to settle any dispute in connection with this Deed.

(b)	The Hong Kong courts are the most appropriate and convenient courts to settle any such dispute and each of the Junior Creditor and the Company waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Deed.

(c)	This Clause is for the benefit of the Lender only. To the extent allowed by law, the Lender may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

(d)	References in this Subclause to a dispute in connection with this Deed includes any dispute as to the existence, validity or termination of this Deed.

23.2	Service of process

(a)	The Junior Creditor irrevocably appoints the Company as its agent under this Deed for service of process in any proceedings before the Hong Kong courts.

(b)	If any person appointed as process agent under this Clause is unable for any reason to so act, the Junior Creditor must immediately appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

(c)	The Junior Creditor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

23.3	Waiver of immunity

The Junior Creditor and the Company each irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by the Lender against it in relation to a Loan Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

23.4	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS DEED OR ANY TRANSACTION CONTEMPLATED BY THIS DEED. THIS DEED MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

SIGNATORIES

IN WITNESS WHEREOF the parties hereto have caused this Deed to be executed as a deed the day and year first above written.

Company

SEALED with the COMMON SEAL of	)
CGEN MEDIA TECHNOLOGY	)
COMPANY LIMITED	)
and signed by	)
)
)/s/
Name:	)
Title:	)
in the presence of: _________________	)

Junior Creditor

EXECUTED as a deed by	)
CGEN DIGITAL MEDIA	)
COMPANY LIMITED	)
and signed by	)/s/
)
)
Name:	)
Title:	)
in the presence of: _________________	)

Lender

MEDLEY OPPORTUNITY FUND, LTD.

By:	/s/